EQUITY INCOME FUND
                  SELECT S&P INDUSTRIAL PORTFOLIO 1997 SERIES A



                            REFERENCE TRUST INDENTURE

                          Dated as of January 22, 1997



       This Trust Indenture (the "Indenture") sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust Effective October 21, 1993" (the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full herein and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.


                                WITNESSETH THAT:


       In consideration of the premises and of the mutual agreements herein contained, the Sponsors and the Trustee agree as follows:


                                     Part I

                     STANDARD TERMS AND CONDITIONS OF TRUST


       Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                     Part II

                      SPECIAL TERMS AND CONDITIONS OF TRUST


              The following special terms and conditions are hereby agreed to:

       (a) The Securities (or contracts for the purchase of such Securities) listed under "Defined Portfolio" in the Prospectus have been deposited with (or assigned to) the Trustee under this Indenture, and the number of Units specified under Statement of Condition in the Prospectus have been delivered to, or assigned in the name of or on the order of, the Sponsors by the Trustee in exchange therefor.

       (b) The Sponsors are Merrill Lynch, Pierce, Fenner & Smith Incorporated, Smith Barney Inc., PaineWebber Incorporated, Prudential Securities Incorporated and Dean Witter Reynolds Inc.

       (c)  The Trustee is The Bank of New York.

       (d)  The Trust is organized as a Grantor Trust for Federal tax purposes.

       (e)  Units must be held in uncertificated form.

       (f) The "Trustee Expense Limit" shall initially mean $_____ per 1,000 Units.

        IN WITNESS WHEREOF, the parties hereto have caused this Trust Indenture to be duly executed.

                                        MERRILL LYNCH, PIERCE, FENNER &
                                                SMITH INCORPORATED
                                        PAINEWEBBER INCORPORATED

                                                        Sponsors

                                        By MERRILL LYNCH, PIERCE, FENNER &
                                           SMITH INCOPORATED


                                                By: /s/
                                                    ----------------------------
                                                    Authorized Signatory

                                                THE BANK OF NEW YORK
                                                        Trustee


                                                By: /s/
                                                    ---------------------------
                                                    Authorized Signatory